Exhibit 10.5

MEDICOR LTD.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of               2006, by and among MediCor Ltd., a Delaware corporation (MediCor Ltd. and any successor by way of corporate reorganization or otherwise is referred to as (the “Company”)), the holders of equity securities of the Company listed on Exhibit A hereto (each, a “Holder” and together, the “Holders”).

The parties hereby agree as follows:

ARTICLE I

REGISTRATION RIGHTS

1.1                               Certain Definitions.  For purposes of this Agreement:

(a)                                  “Agreement for Sale and Purchase” shall mean the Agreement for the Sale and Purchase of the Shares of Biosil Limited and Nagor Limited, dated 13 September 2005, between the Company and the Sellers identified therein.

(b)                                 The term “Common Stock” means the Company’s common stock, par value $0.001 per share.

(c)                                  The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

(d)                                 The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

(e)                                  The term “Institutional Investor” shall mean a purchaser of at least $5,000,000 of Common Stock for cash pursuant to an offering of at least $20,000,000 in cash and which purchase must occur within one hundred eighty (180) days following the Completion Date under the Agreement for Sale and Purchase.

(f)                                    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

(g)                                 The term “Registrable Securities” means the Common Stock issued to the Holders pursuant to the Agreement for Sale and Purchase; provided, however, that the foregoing definition shall exclude in all cases (i) shares of Common Stock that have been disposed of under any effective registration statement relating to such Registrable Securities, and (ii) shares of Common Stock sold or otherwise transferred pursuant to the safe harbor provided by Rule 144 promulgated under the Securities Act or other applicable exemption from registration under the Securities Act.

(h)                                 The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(i)                                     The term “SEC” means the Securities and Exchange Commission.

1.2                               Demand Registration.

(a)                                  If the Company shall receive a written request from a Holder or Holders of Registrable Securities, that the Company file a registration statement under the Securities Act covering the registration of such Registrable Securities held by such Holder or Holders as such Holder or Holders (each an “Initiating Holder” or collectively, the “Initiating Holders”) may specify (provided that the anticipated aggregate gross proceeds, before underwriting discounts and commissions, from the sale of such Registrable Securities to the Holders would exceed $2,500,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders (the “Company Notice”) and shall, subject to the limitations of subsection 1.2(b), use its reasonable best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Initiating Holders and any other Holders electing to participate in such registration request to be registered; provided however, that the Company shall not be obligated to register such securities until the earlier of (i) the date it is eligible to file a registration statement on Form S-3 (provided that the Company continues to be eligible to use a Form S-3 for the entire period of such registration) and (ii) ninety (90) days subsequent to the Completion Date under the Agreement for Sale and Purchase (the “Registration Start Date”).  The Company shall effect a registration on Form S-3, if such form is then available for use by the Company and, if not, on such form promulgated by the SEC for which the Company qualifies.  Any such election to participate in such registration shall be received by the Company within thirty (30) days of the mailing of the Company Notice by the Company in accordance with Section 2.3.

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter (or underwriters) will be selected by the Company and shall be reasonably acceptable to a majority of the Initiating Holders.  In such event, the right of any other Holder to include its, his or her Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e) and any other stockholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 1.2, if the underwriter (or lead managing underwriter in the case of multiple underwriters) advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be included in the underwriting pursuant hereto, and the number of shares of Registrable Securities of Holders that may be included in the underwriting shall be allocated among all such Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder; provided, however, that the number of shares of Registrable Securities of the Initiating Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)                                  Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive of the Company stating that it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder; provided, however, that the Company may not utilize this right more than once in any twelve month period.

(d)                                 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)                                     After the Company has effected four registrations pursuant to this Section 1.2, including any registration that has been withdrawn pursuant to Section 1.8;

(ii)                                  During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof (or such longer period, not to exceed 180 days, as the Company may be required to keep such registration effective pursuant to Section 1.4(a)), provided that the Company is using its reasonable best efforts to cause such registration statement to become effective; or

(iii)                               If the Company exercises its rights pursuant to Section 1.8(d).

(e)                                  Notwithstanding the Registration Start Date, the Initiating Holders may, on or prior to the Completion Date under the Agreement for Sale and Purchase, elect to have any or all of their Registrable Securities included in the Registration Statement on Form SB-2, first filed with the SEC on January 4, 2005.  Such registration shall count against the limit identified in Section 1.2(d)(i).

(f)                                    The Company shall not be required to file a Registration Statement under this Section 1.2 with respect to any Registrable Securities owned by a Holder registered by an effective Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act requested by such Holder for so long as such Registration Statement remains effective and shares may be sold freely pursuant to such Registration Statement.

1.3                               Company Registration.  If (but without any obligation to do so) at any time the Company proposes to register any of its securities for sale under the Securities Act in connection with the public offering of such securities (for the Company’s own account or for the account of stockholders of the Company other than the Holders) solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a Rule 145 transaction under the Securities Act, or any registration on any form which does not include (or incorporate) substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 2.3, the Company shall, subject to the provisions of Section 1.7 and Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration if the Company has elected to abandon its proposal to register its securities, whether or not any Holder has elected to include securities in such registration without thereby incurring any liability to any Holder.  The expenses of any such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

1.4                               Obligations of the Company.  Whenever required under this Article I to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or such shorter period until the Registrable Securities are sold; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company. Notwithstanding the foregoing or any other provision of this Agreement, such Holder or Holders understand that there may be periods during which the Company may determine, in good faith, that it is in the best interests of the Company and its security holders to defer disclosure of material, non-public information that it has a bona-fide business purpose for preserving as confidential until such information has reached a more advanced stage and that during such periods the Company shall have the right to suspend or delay sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities for an aggregate period not to exceed 90 days in any twelve-month period.  Such Holder or Holders agree that upon receipt of any notice from the Company of the development of any such non-public information, such Holder or Holders will forthwith discontinue such Holder’s or Holders’ disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s or Holders’ receipt of copies of an appropriately supplemented or amended prospectus and, if so directed by the Company, such Holder or Holders will use its commercially reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s or Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the appropriate supplemented or amended prospectus.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement and to use its reasonable best efforts to keep it effective for up to ninety (90) days (or such longer period as required pursuant to Section 1.4(a)).

(c)                                  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other United States federal securities or state Blue Sky laws as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and, as applicable, use its reasonable best efforts to cause any other parties thereto to enter into such agreement.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for up to ninety (90) days from the effective date of such registration statement (or such longer period as required pursuant to Section 1.4(a)).

(g)                                 Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                                     Use it reasonable best efforts to cause to be furnished, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article I, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article I, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(j)                                     In the event that any contemplated public offering is underwritten, use its commercially reasonable efforts to obtain a “comfort” letter from the Company’s independent registered public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as the Holders of a majority (by number of shares) of the Registrable Securities being registered thereunder reasonably request, and provided that such request is reasonable in the underwriter’s point of view.

1.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article I with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company, upon the Company’s written request, such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.  The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a).

1.6                               Expenses of Registration.

(a)                                  Demand Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all federal and state and stock exchange or quotation system registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable and documented fees and disbursements of one counsel for the selling Holders selected by them, in an amount not to exceed $25,000 per registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding initiated pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case such Initiating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights.

(b)                                 Company Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder, including (without limitation) all federal and state and stock exchange or quotation system registration, filing, stock exchange or quotation system, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them, in an amount not to exceed $25,000 per registration, shall be borne by the Company.

1.7                               Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine that, due to marketing factors, will not jeopardize the success of the offering by the Company or any holders of superior registration rights.  Each Holder proposing to distribute its securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the offering.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company (and by Institutional Investors having superior registration rights, if applicable) that the underwriters determine that, due to marketing factors, is incompatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering but in no event shall (i) any Registrable Securities be excluded from such offering unless all securities of selling stockholders (other than holders of superior registration rights) other than Holders of Registrable Securities shall have been excluded on a pro rata basis according to the amount of securities requested by each such Holder to be included in the offering or (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering.  If any Registrable Securities are to be excluded from the offering, the amount to be excluded shall be apportioned among the selling Holders pro rata according to the amount of Registrable Securities requested by each such Holder to be included in the offering.  For purposes of the preceding sentences concerning apportionment, for any selling Holder of Registrable Securities or other holder of securities which is a partnership or corporation, the partners, retired partners and stockholders of such holders, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall each be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling

Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

1.8                               Delays and Withdrawals.

(a)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article I.

(b)                                 If, at any time after giving written notice pursuant to Section 1.3 of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders and, in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Sections 1.2 and 1.6.

(c)                                  If, at any time after having requested the Company to file a registration statement pursuant to Section 1.2, an Initiating Holder shall determine for any reason to withdraw such registration, such Initiating Holder may, at its election, give notice of such determination to the Company and any other Holders proposing to participate in the registration of such determination.  On receipt of such notice the Company shall be relieved of its obligation to effect such registration.  Subject to the second proviso of Section 1.6(a), the expenses of such registration incurred by the Company shall be borne by the Initiating Holders.  Any notice of withdrawal given by an Initiating Holder pursuant to this Section 1.8(c) shall be irrevocable.

(d)                                 The Company may at any time within ten (10) days of its receipt of a notice from an Initiating Holder requesting a registration pursuant to Section 1.2 elect to convert the proposed demand registration into a Company registration subject to Section 1.3 by notifying the Initiating Holders in writing.  Upon making any such election, the Company shall notify all Holders (including the Initiating Holders) of its intent to file a registration statement in accordance with Section 1.3 and such Holders shall have the right (subject to the provisions of this Article I) to include some or all of their Registrable Securities in such registration.  Anything in this Agreement to the contrary notwithstanding, the Company shall use its reasonable best efforts to effect as soon as practicable, and in any event within ninety (90) days after making such election, such registration.

(e)                                  Any Holder (other than an Initiating Holder) shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement filed pursuant to this Article I by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

1.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this Article I:

(a)                                  The Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each of its officers, directors, and partners, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will pay to each such Holder, and each of its officers, directors, and partners, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (I) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or (II) as the result of the failure of any Holder to deliver a prospectus or a prospectus or prospectus supplement containing corrected or supplemented information.

(b)                                 Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); provided, that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this

Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)                                 If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 1.9(d) exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article I.

1.10                        Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for a public offering;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Article I may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 250,000 shares of Registrable Securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and provided further, still, that the right to demand a registration pursuant to Section 1.2 may only be assigned to a transferee or assignee acquiring all shares of Registrable Securities then held by a Holder entitled to exercise rights under Section 1.2.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Article I.

1.12                        Limitations on Subsequent Registration Rights.  As of September 6, 2005, the Company has not granted, and there are no holders or prospective holders of, any registration (or similar) rights equal to or more favorable than those granted to the Holders pursuant to this Agreement.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his Securities will not reduce the amount of the Registrable Securities of the Holders which is included, (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within ninety (90) days of the effective date of any registration effected pursuant to Section 1.2 or (c) to exercise any rights more favorable than those granted to the Holders pursuant to this Agreement.  The terms of this Section 1.12 shall not apply to Institutional Investors to the extent provided in any agreement with such Institutional Investors.

1.13                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that, for a period of ninety (90) days (or such shorter period as may be specified in writing by the Company and an underwriter of Common Stock or other securities of the Company), following the date of the final prospectus distributed in connection with a public offering, it shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or hedging arrangement), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period (other than in connection with the respective Put and Call Option Agreement dated as of the date hereof between the Company and each of Gordon Evans, Nancy Evans, John Alsop and Joseph Gallagher) except Registrable Securities included in such registration; provided, however, that:

(a)                                  all executive officers and directors of the Company, all five-percent securityholders, and all other Persons with registration rights (whether or not pursuant to this Agreement) shall be similarly bound; and

(b)                                 any waiver or termination of the prohibition set forth in this Section 1.13 by the Company or any underwriter shall apply to all Persons who are subject hereto or any similar such obligation on a pro rata basis.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are consistent with the provisions of this Section 1.13.

Notwithstanding the foregoing, the obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.  The terms of this Section 1.13 shall not apply to Institutional Investors to the extent provided in any agreement with such Institutional Investors.

1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Article I after the earlier of (i) five (5) years from the date hereof, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration.

ARTICLE II

MISCELLANEOUS

2.1                               Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2                               Amendments and Waivers.  Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, except that Sections 1.2 and 1.12 may only be amended or waived with the consent of the holders of a majority of the then outstanding Registrable Securities in addition to the consent of the Company and the holders of a majority of the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

2.3                               Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed effective either (i) upon delivery, when delivered personally or by overnight courier or sent by fax, or (ii) four (4) Business Days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.  A copy of such notice shall also be delivered via electronic mail For purposes of this Agreement, the term “Business Day” shall mean any day other than (i) a Saturday or Sunday, or (ii) any day on which banking institutions located in New York, New York are authorized or obligated to close.

2.4                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.

2.5                               Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York.

2.6                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.8                               Aggregation of Stock.  All Registrable Securities held or acquired by Affiliated Entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  For purposes of this Agreement, “Affiliated Entity or Person” means, with respect to any Person, any other Person that, directly or indirectly Controls, or is Controlled by, or is under common Control with such specified Person, and (i) with respect to any Person that is an individual, his or her Immediate Family Members, or any trust (including a charitable remainder trust) limited partnership or limited liability companies Controlled by or for the benefit of the Immediate Family Member of such individual, and (ii) with respect to any partnership, the general or limited partners thereof and the record owners of equity securities of such general or limited partners.  Notwithstanding the foregoing, neither the Company nor any Person Controlled by the Company shall be deemed to be an Affiliate of any Holder for purposes of this Agreement.  For purposes of this Agreement, “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with” as used with respect to any Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this Agreement, the term “Immediate Family Member” means, with respect to any individual, the spouse, parents, parents-in-law, siblings, siblings-in-law, children and grandchildren of such individual, and includes step and adoptive relationships.  For purposes of this Agreement, the term “Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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EXHIBIT A

Holders:

John Gordon Evans of 1, Sea Cliff Road, Onchan, Isle of Man, IM3 2JE

Jessie Anne Evans (known as Nancy Evans) of 1, Sea Cliff Road, Onchan, Isle of Man, IM3 2JE

John A. Alsop of The Old Stables, Harbour Road, Onchan, Isle of Man IM3 IBG

Joseph S.Gallagher, of 44 Glendockart Drive, Craigmarloch, Cumbernauld, G68 0FG

The parties have executed this Registration Right Agreement as of the date first above written.

Company:

MEDICOR LTD.

By:
Name:
Title:

Address:	4560 South Decatur Boulevard
Suite 300
Las Vegas, Nevada 89103

Attn: Theodore Maloney
Tel: +1 (702) 932-4564
Fax: +1 (702) 932-4561
E-mail: tmaloney@medicorltd.com

Holders:

Signed by:

Mr John Gordon Evans

Date:

Mr Jessie Anne Evans

Date:

Mr John A. Alsop

Date:

Mr Joseph S. Gallagher

Date:

2